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                                                               EXHIBIT NO. 23(a)




INDEPENDENT AUDITORS' CONSENT
The Board of Directors
AMRESCO, INC.

We consent to the incorporation by reference in Registration Statements No. 033-60015 and No. 033-58629 on Form S-8 and Registration Statement No. 333-13823 on Form S-3 of our report dated February 7, 1997, appearing in this Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
DALLAS, TEXAS

March 28, 1997